EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RCS Capital Announces Initiative to Establish Leading Crowdfunding Investment Platform

Acquires Assets of Trupoly, White-Label Investor Relationship Management Portal

and Adds Key Executives to Crowdfunding Initiative

Crowdfunding Platform to Leverage RCS Capital Expertise in Investment Identification,
Research, Due Diligence, Compliance, Structuring and Management

NEW YORK, July 21, 2014 -- RCS Capital Corporation (“RCAP”) (NYSE: RCAP), announced today that it is establishing a crowdfunding investment platform which it will brand under the name, “We R Crowdfunding.”

In connection with this initiative, RCAP acquired substantially all of the assets of New York based Trupoly, Inc., a white-label investor relationship management portal, which will be integrated into RCAP’s new crowdfunding investment platform. RCAP also announced the hiring of Trupoly Founder and President, Ryan Smith, as well as other key Trupoly executives.

RCAP expects “We R Crowdfunding” to launch in September 2014 as part of RCAP’s integrated financial services platform under the direction of Michael Weil, RCAP’s President. “We R Crowdfunding” will deliver high-quality investment offerings by utilizing RCAP’s existing broker-dealer infrastructure, which includes investment banking, due diligence, compliance and research, as well as technology developed by Trupoly.

“We expect ‘We R Crowdfunding’ to provide investors direct access to public and private offerings, including Regulation A and Regulation D offerings, mutual funds and closed-end fund offerings, in a variety of industries and sectors,” said Mr. Weil.

Mr. Weil continued, “‘We R Crowdfunding’ looks to the future of securities sales by adding an important element to our full-service retail financial services firm. The crowdfunding investment platform will permit investors, whether working with financial advisors or exploring investment opportunities on their own, to access, investigate and participate in a wide range of offerings from a vast pool of asset classes. We are making a small capital investment at this time to gain access to a significant potential market that we expect to develop over the next several quarters.”

“We are pleased to be joining the RCAP team and look forward to creating the market leader in direct-to-consumer investment offerings,” said Ryan Smith, Trupoly’s Founder and President. Also joining RCAP are Charles Crnoevich, Trupoly’s Head of Sales, and Melanie Eitel, Trupoly’s Client Relationship Manager.

Crowdfund investing was established by Title III of the federal JOBS Act in 2012, which directed the Securities and Exchange Commission (“SEC”) to relax rules prohibiting the general solicitation of investments. Crowdfund investing relies on general solicitation, often via the Internet, to inform and attract capital to specific investment opportunities. A 2013 study by the World Bank predicts that crowdfund investing could grow to become a $300 billion annual market in the U.S. over the next ten years.

About RCAP

RCAP is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. Following the closing of recent acquisitions of independent broker-dealers and an investment manager, RCAP is also engaged in the independent retail advice and investment management businesses. RCAP’s business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to consummate our pending acquisitions of businesses and RCAP’s ability to integrate businesses acquired in recent acquisitions into RCAP’s existing businesses. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCwork tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (866) 904-2988